UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2004

Lifeline Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	000-13617	04-2537528
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

111 Lawrence Street, Framingham, Massachusetts	01702
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 988-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Effective as of November 19, 2004, Lifeline Systems, Inc. (the “Company”) entered into Amendment No. 5 (“Amendment No. 5”) to the Rights Agreement, dated as of July 24, 1998, by and between the Company and Registrar and Transfer Company, as rights agent, as amended (the “Rights Agreement”). The purpose of Amendment No. 5 was to amend the definition of “Expiration Date,” such that the common stock purchase rights will expire, if such rights have not already expired or been terminated pursuant to the terms of the Rights Agreement, immediately prior to the effective time of the share exchange to be effected pursuant to the Agreement and Plan of Share Exchange, dated as of October 25, 2004, between the Company and Lifeline Holdings, Inc.

Amendment No. 5 is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The foregoing description of Amendment No. 5 does not purport to be complete and is qualified in its entirety by reference to such Exhibit.

Item 3.03. Material Modification to Rights of Security Holders.

The information contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

The Exhibits to this report are listed in the Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFELINE SYSTEMS, INC.

Date: November 19, 2004	By:	/s/ Mark G. Beucler
Mark G. Beucler Vice President, Finance, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Amendment No. 5 to Rights Agreement, effective as of November 19, 2004.